Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned Directors and Officers of Dryden High Yield Fund, Inc. hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn L. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the  reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title

/s/ Kevin J. Bannon	Director
Kevin J. Bannon

/s/ Linda W. Bynoe	Director
Linda W. Bynoe

/s/ David E. A. Carson	Director
David E. A. Carson

/s/ Robert F. Gunia	Director and Vice President
Robert F. Gunia

/s/ Michael S. Hyland	Director
Michael S. Hyland

/s/ Robert E. La Blanc	Director
Robert E. La Blanc

/s/ Douglas H. McCorkindale	Director
Douglas H. McCorkindale

/s/ Stephen P. Munn	Director
Stephen P. Munn

/s/ Richard A. Redeker	Director
Richard A. Redeker

/s/ Judy A. Rice	Director and President (Principal Executive Officer)
Judy A. Rice

/s/ Robin B. Smith	Director
Robin B. Smith

/s/ Stephen G. Stoneburn	Director
Stephen G. Stoneburn

/s/ Grace C. Torres	Treasurer (Principal Financial
Grace C. Torres	and Accounting Officer)

Dated: January 27, 2009